SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 6, 2013

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100,  Houston, Texas 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 28, 2013 (the “Closing Date”), Blue Dolphin Energy Company (“Blue Dolphin” or the “Company”) pursuant to that certain Sale and Purchase Agreement (the “SPA”) dated November 6, 2012, through its wholly-owned subsidiary Blue Dolphin Exploration Company (“BDEX”) completed the sale of BDEX’s seven percent (7%) undivided interest in the North Sumatra Basin – Langsa Field offshore Indonesia (the “Indonesian Interest”) to Blue Sky Langsa Limited (“Blue Sky”).

In accordance with the terms of the SPA, on the Closing Date, Blue Sky transferred 150,000 shares of Blue Dolphin common stock, par value $0.01 per share, to an escrow account to secure its obligations under the SPA. On February 28, 2013, the escrowed shares were delivered to BDEX as full consideration for the Indonesian Interest.

The foregoing description of the SPA and the transaction referenced above is qualified in its entirety by reference to the full text of the SPA and corresponding transaction documents, which are attached as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2012, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 6, 2013

BLUE DOLPHIN ENERGY COMPANY

By:	/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chief Executive Officer, President and Secretary (Principal Executive Officer)